UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2019

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA		01720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

The Compensation Committee (the “Committee”) of the Board of Directors of SeaChange approved long term incentive awards (the “2020 Long Term Incentive Plan”) under SeaChange’s Second Amended and Restated 2011 Compensation and Incentive Plan (the “Plan”), effective January 31, 2019, for Edward Terino, Peter Faubert and David McEvoy, each a named executive officer of SeaChange. The 2020 Long Term Incentive Plan was established after giving consideration to compensation practices of SeaChange’s peer companies, and commentary regarding executive compensation trends and practices.

Long Term Incentive Plan

The following Long Term Incentive Plan was approved by the Committee:

•

Stock Options. An award of options to purchase the number of shares of SeaChange’s common stock set forth opposite the applicable executive’s name below at an exercise price equal SeaChange’s closing stock price on January 31, 2019, to be vested ratably on an annual basis over the three years on January 31, 2020, January 31, 2021, and January 31, 2022:

Executive	Options Awarded
Edward Terino	200,000
Peter Faubert	100,000
David McEvoy	100,000

•

RSUs. An award of restricted stock units (“RSUs”) for an amount of shares of SeaChange’s common stock set forth opposite the applicable executive’s name below, to be vested ratably on an annual basis over the three years on January 31, 2020, January 31, 2021, and January 31, 2022:

Executive	RSUs Awarded
Edward Terino	50,000
Peter Faubert	25,000
David McEvoy	25,000

•

PSUs. An award of performance-based restricted stock units (“PSUs”) under a Performance Stock Unit Agreement (a “PSU Agreement”) in an amount based on the target number of shares of SeaChange’s common stock set forth opposite the applicable executive’s name below to be vested ratably on an annual basis over the three years on January 31, 2020, January 31, 2021, and January 31, 2022:

Executive	Target Award # of PSUs
Edward Terino	50,000
Peter Faubert	25,000
David McEvoy	25,000

The vesting of the PSUs is based on SeaChange achieving certain overall Company financial objectives for fiscal 2020, 2021 and 2022 related to Total Revenue and Non-GAAP Operating Income in fiscal 2020 and to be determined in fiscal 2021 and 2022. Such awards of PSUs will vest, if at all, on January 31, 2020, January 31, 2021, and January 31, 2022, based on upon conclusion of SeaChange’s 2020, 2021 and 2022 fiscal years.

The Long Term Incentive Plan provides that the Compensation Committee has the discretion with respect to the PSUs to determine the amount paid under thereunder, whether or not the criteria are satisfied.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure under Item 8.01 of this current report on Form 8-K is incorporated by reference.

Item 8.01.	Other Events

On January 30, 2019, the Board of Directors (the “Board”) of SeaChange International, Inc. (the “Company”) determined to extend the deadline pursuant to the Company’s Amended and Restated By-laws for stockholders to nominate directors to the Board and propose other business for consideration at the 2019 annual meeting of stockholders (“Annual Meeting”) from February 1, 2019 until 5:30 p.m. ET on February 15, 2019. Any director nominations or proposal for other business received by the Company on or prior to 5:30 p.m. ET on February 15, 2019 and otherwise complying with the Company’s Amended and Restated By-laws may be submitted to stockholders at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Edward Terino
Edward Terino
Chief Executive Officer

Dated: February 1, 2019